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                                  EXHIBIT 10.36
                            THIRD AMENDMENT OF LEASE

        THIS THIRD AMENDMENT OF LEASE (the "Third Amendment") is made this 29th day of October 2001, by and between HILLCREST INVESTMENT COMPANY, A General Partnership (hereinafter referred to as "Lessor"), and DIODES INCORPORATED, a Delaware Corporation, with its principal place of business in California (hereinafter referred to as "Lessee").

        WHEREAS, the parties have heretofore entered into a Standard Industrial Lease (hereinafter referred to as the "Lease"), dated June 7, 1993, for the premises consisting of approximately 30,857 square feet of larger approximately 45,262 square foot concrete tilt-up building situated on approximately 2.46 acres of M-2 zoned land, commonly know as 3050 East Hillcrest Drive, Thousand Oaks, California (the "Premises").

        WHEREAS, the parties, by virtue of a First Amendment of Lease, dated February 15, 1998, extended the term of the Lease for an additional thirty-six
(36) months and made other amendments as further set forth in the First Amendment of Lease.

        WHEREAS, the parties, by virtue of a Second Amendment of Lease, dated July 21, 1999, extended the terms of the Lease for an additional (36) months and made other Amendments as further set forth in the Second Amendment of Lease.
 .
        WHEREAS, the parties are desirous of entering into this Third Amendment with the primary purpose of further extending the term of the Lease, changing the base rent charged thereunder, and providing for other matters.

        NOW THEREFORE, in consideration of the foregoing and of the mutual promises contained hereinafter, the parties hereto agree as follows:

                                        I

        Paragraph 3.1, of the Lease and Section I of the Second Amendment are hereby amended to extend the term of the Lease for an additional thirty-six (36) months (referred to herein as "Year 4", "Year 5", and "Year 6"), beginning December 15, 2003 and ending December 14, 2006.

                                       II

        Paragraph 4.1 of the Lease and Section II of the Second Amendment regarding the base rent for the Premises are hereby amended to provide for the base rent of the present term and the extended term of the Lease as follows:

               The base rent shall be subject to a 3% increase on December 15, 2001 and on December 15, 2002. There shall be no increases to the base rent for "Year 4", "Year 5", and "Year 6".

                                       III

        Lessor will pay to Lessee within 10 days of Lessee's execution and delivery to Lessor of this Third Amendment, Sixty Thousand Dollars ($60,000.00) to be utilized as Lessee sees fit.

                                       IV

        See Attached addendum regarding "First Right of Refusal to Purchase".

                                        V

        Except as set forth herein, all of the terms and conditions of the Lease, including all Addendum thereto, and all matters continued in the First and Second Amendments shall continue in full force and effect. In the event there is any conflict between this Third Amendment and the Lease, including all Addendum and the First or Second Amendments, the terms of this Third Amendment shall control.

        Dated: October 29, 2001

"Lessor"                                "Lessee"
HILLCREST INVESTMENT COMPANY            DIODES INCORPORATED
A General Partnership                   A Delaware Corporation
By /s/ Anthony R. Buccola               By: /s/ Carl C. Wertz
Name: Anthony R. Buccola                Name: Carl C. Wertz
Title: Managing General Partner         Title: CFO
Date: October 29, 2001                  Date: October 29, 2001